Centex Greenwich Capital
Mortgage Loan Asset- Backed Securities
All-in Cost Analysis		Mortgage Trust 2003-X
($600,000 Million Offering)		Senior-Subordinate O/C Structure
Accrued Date:	03/01/03	ARM PPC: 28% CPR, FRM PPC: 4%-20% over 12 months
Closing Date:	03/27/03	Pricing Speed: 115% FRM PPC, 100% ARM PPC
Settlement Date:	03/27/03	To Maturity
Next Pay Date:	04/25/03

Priced to 20% Cleanup Call
Conf	Blend

Class AF-1

Class AF-2

Class AF-3

Class AF-4

Class AF-5

Class AF-6NAS

Class AV-1

Class AV-2

Class M-1

Class M-2

Class M-3

Class M-4

Class S-IO

Rating (Moody’s/

Aaa/AAA/AAA

Aaa/AAA/AAA

Aaa/AAA/AAA

Aaa/AAA/AAA

Aaa/AAA/AAA

Aaa/AAA/AAA

Aaa2/AAA/AAA

Aaa2/AAA/AAA

Aa2/AA/AA

A/A/A+

Baa1/BBB+/A-

Baa2/BBB/BBB

Aaa/AAA/AAA
S&P/Fitch)

Size

$85,250,000

$15,500,000

$47,400,000

$63,000,000

$6,110,000

$24,200,000

$129,053,000

$128,987,000

$42,000,000

$31,500,000

$19,500,000

$7,500,000

$189,036,000

Coupon

1.836%

2.154%

2.708%

3.750%

4.241%

3.654%

1.620%

1.630%

1.990%

3.070%

3.990%

3.990%

Average Life

1.00

2.00

3.00

5.00

5.33

5.09

1.63

1.58

4.46

4.41

4.40

4.40

Duration

0.98

1.94

2.85

4.48

4.68

4.56

1.53

1.53

4.22

4.06

3.95

3.95

Benchmark

1M LIBOR

1M LIBOR

1M LIBOR

1M LIBOR

1M LIBOR

1M LIBOR

Spread/Pass
Through Margin

0.280%

0.290%

0.650%

1.790%

2.650%

3.500%